TriMas Investor & Analyst Day Presentation NASDAQ MarketSite May 16, 2012 NASDAQ • TRS

Welcome Sherry Lauderback, VP of Investor Relations

Forward Looking Statements Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s substantial leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2011, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. 3

Agenda 8:00 a.m. Registration and Continental Breakfast 8:45 a.m. Welcome: Sherry Lauderback, VP, Investor Relations, TriMas 8:50 a.m. Opening Remarks: Dave Wathen, President & CEO, TriMas 9:10 a.m. Lamons: Kurt Allen, President 9:30 a.m. Arrow Engine Company: Len Turner, President 9:45 a.m. Break and Q & A 10:10 a.m. Rieke Packaging Systems: Lynn Brooks, President 10:30 a.m. Monogram Aerospace Fasteners: David Adler, President 10:50 a.m. Break and Q & A 11:15 a.m. Cequent Asia Pacific and Africa: Carl Bizon, President 11:30 a.m. TriMas Value Proposition: Mark Zeffiro, CFO, TriMas 11:50 a.m. Q & A 12:00 p.m. Closing Remarks and Lunch with Management: Dave Wathen, President & CEO, TriMas 4

Corporate Leadership



David Wathen

President & CEO

Joined TriMas in 2009



Mark Zeffiro

Chief Financial Officer

Joined TriMas in 2008



Tom Aepelbacher

Vice President, Global Sourcing and Productivity

Joined TriMas in 2003



Colin Hindman

Vice President, Human Resources

Joined TriMas in 2002



Sherry Lauderback

Vice President, Investor Relations

Joined TriMas in 2007



Laura Pecoraro

Vice President, Business Planning and Analysis

Joined TriMas in 1995



Joshua Sherbin

Vice President, General Counsel, Chief Compliance Officer, Secretary

Joined TriMas in 2005



Paul Swart

Vice President and Corporate Controller

Joined TriMas in 2003



Robert Zalupski

Vice President, Finance, Corporate Development, Treasurer

Joined TriMas in 2002

TriMas Corporation

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Business Unit Leadership



Lynn Brooks

President, Rieke Packaging Systems

Years of Service: Industry - 34 TriMas - 34



Helga Arminak

President, Arminak & Associates

Years of Service: Industry - 25 TriMas - Joined in 2012



Kurt Allen

President, Lamons

Years of Service: Industry - 28 TriMas - 15



David Adler

President, Monogram Aerospace Fasteners

Years of Service: Industry - 28 TriMas - 2



Brian McGuire

Retiring President, Monogram Aerospace Fasteners

Years of Service: Industry - 31 TriMas - 11



Len Turner

President, Arrow Engine Company

Years of Service: Industry - 35 TriMas - 25



Jerry Van Auken

President, Norris Cylinder

Years of Service: Industry - 15 TriMas - 5



John Aleva

President, Cequent Consumer Products

Years of Service: Industry - 25 TriMas - 9



Tom Benson

President, Cequent Performance Products

Years of Service: Industry - 28 TriMas - 21



Carl Bizon

President, Cequent Asia Pacific

Years of Service: Industry - 4 TriMas - 4

TriMas Corporation

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TriMas Video 7

Opening Remarks Dave Wathen, TriMas President and CEO

9 TriMas Key Messages • Highly-engineered products serving defensible, focused markets • TriMas Operating Model is working well and delivering results • Continuous productivity improvements fund growth initiatives and margin expansion • Significant opportunities for organic growth and bolt-on acquisitions • Business units managed by experienced leaders and industry experts • Multiple levers to drive EPS growth and enhance stakeholder value

Common Attributes Across Businesses • Focused markets with leading market positions • Strong brand names • Well-established customer relationships • Proprietary, highly-engineered products • Common operating processes • Opportunities for growth and productivity • Strong cash flow generation Cequent Engineered Components Aerospace & Defense Energy Packaging 2011 Revenue: $185.2 Op. profit margin (1): 25.9% North America 2011 Revenue: $383.7 Op. profit margin (1): 8.7% ($ in millions; from continuing operations) 2011 Revenue: $1,084.0 Op. Profit margin(1): 12.2% Balanced Portfolio with Common Attributes 10 2011 Revenue: $166.8 Op. profit margin (1): 11.8% 2011 Revenue: $78.6 Op. profit margin (1): 23.7% 2011 Revenue: $175.4 Op. profit margin (1): 15.8% Asia Pacific 2011 Revenue: $94.3 Op. profit margin (1): 14.7% (1) Operating profit margin excludes “Special Items.” “Special Items” for each period are provided in the Appendix.

Packaging 17% Energy 15% A&D 7% Engineered Components 16% Cequent North America 36% Cequent Asia Pacific 9% By Segment U.S. (domestic) 70% U.S. (export) 12% APAC 9% Europe 6% RoW 3% By Geography Highly Diversified Business and Customer Profile 11 Leading product offerings across businesses and end markets driving strong customer relationships. Revenue Breakdown (2011) Broad Blue-Chip Customer Base Across End Markets (1) Represents approximately $132.5 million of U.S. export sales in 2011. (1)

TriMas Operating Model Drives New Performance Level Turnaround & Stability • Implemented repeatable planning process including strategic, people and operating plans/reviews • Restructured businesses and consolidated management teams • Enhanced accountability and aligned incentive system with business goals • Created Global Sourcing Organization and enhanced collaboration • Established strategic aspirations Implemented consistent processes to maximize performance of diverse businesses. 12 2009 Today Growth & Continuous Improvement • Successfully launched growth initiatives in every business – New products – New markets and geographies (including emerging markets) – Market share gains • Use ongoing productivity savings to fund growth and offset inflation • Focus on continuous margin expansion • Manage business portfolio and mix to drive growth in higher margin businesses • Continue to focus on balance sheet strength

13 TriMas Operating Model Drives Results 2009 2011 $777M 9.1% 12.2% $0.42 $1.084B $1.58 $777M $1.084B Net Sales CAGR of 18% Operating Profit Margin(1) up 310 bps Diluted EPS(1) CAGR of 94% (1) From continuing operations, excluding Special Items. Special Items for each period are provided in the Appendix.

14 TriMas Operating Model Drives Results 2009 2011 $1.084B $777M $1.084B $777M $69M $63M Cumulative Free Cash Flow(1) generation of over $200M $777M 14.3% 12.7% Improvement in Operating Working Capital as % of Sales $777M ~3.7x ~2.7x Leverage Ratio declines a full turn TriMas stock has improved from $1.38 in 2009 to where it is today. (1) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

Strategic Aspirations TriMas provides engineered and applied product solutions that customers in growing end markets need and value. 15 • Generate high single-digit top-line growth • Invest in growing end markets through new products, global expansion and acquisitions • Drive 3% to 5% total gross cost productivity gains annually – utilize savings to fund growth • Grow earnings faster than revenue growth • Continue to decrease leverage ratio • Strive to be a great place to work

Ability to Accelerate Our Strategic Initiatives • 4,000,000 primary shares priced at $20.75 • Underwriters have 30-day option to purchase up to an additional 600,000 shares • Proceeds for general corporate purposes including bolt-on acquisitions, repayment of debt and capital expenditures for growth and productivity 16 Our 2012 full year outlook for Earnings Per Share, diluted, remains $1.75 to $1.85 per share.(1) (1) Diluted earnings per share (EPS) from continuing operations attributable to TriMas Corporation, excluding any events that may be considered Special Items.

Additional TriMas Businesses Norris Cylinder • Record past 18 months • Positive results from prior acquisition of cylinder assets • Future growth prospects include: • Penetrate newer markets (cell towers, mine safety, fire suppression) • Continued product extension • Exports 17 Cequent North America • Consists of Cequent Performance Products and Consumer Products • Leverage broad product portfolio of industry leading brands • Continue to bring new products to market • Continued focus on efficiency and optimizing footprint

Lamons Kurt Allen, President

Key Messages • Experts at manufacturing and distributing specialty gaskets and bolts • Local manufacturing and quick delivery model provides competitive advantage • Replicate U.S. branch strategy to serve major customers globally • Product expansion underway • Pursue bolt-on acquisitions to supplement organic growth 19 Packaging Engineered Components Energy Aerospace & Defense Cequent Asia Pacific Cequent North America TriMas Overview % of 2011 Revenue % of 2011 Operating Profit

Recent History 20 Rapid growth through product and geographic expansion, as well as the successful integration of bolt-on acquisitions. Since 2009: • Sales CAGR of approximately 22% • Expanded branch locations from 14 to 20 – several outside of North America • Increased sales of specialty gaskets and bolts • Engineered product sales increased • Continued to capitalize on synergies related to South Texas Bolt & Fitting and recent India acquisition 2009 2010 2011 Revenue Lamons Revenue Trend (dollars in millions) $112 $167 $129

Product Overview 21 Most significant product growth has been in the bolts category. Bolts 2011 Product Mix Other Heat Exchanger Spiral Wound Gaskets Soft Gaskets Ring Type Joint Kammpro Per management estimates Significant variety of gaskets and bolts – can vary by size, shape and material

Product Overview 22 2011 Product Mix Based on Volume 2011 Delivery Time Mix Based on Volume Standard Special Routine Rush Ability to charge for speed. Per management estimates

23 Major Customers and Markets Key Customers Major Markets Upstream/ Midstream OEM/ Power/ Steel Petrochemical Refining Long-term relationships and global contracts with key customers create opportunities around the world. Engineering & Construction Per management estimates

Lamons Opportunities for Growth • Global Expansion – Recent branches – Additional opportunities? • Engineered Products – Higher margin • Specialty Bolts – Higher margin 24 Continued geographic and product expansion will generate future growth.

Branch Expansion to Better Serve Global Customers 25 New locations since 2009: • Midland, Michigan • St. Paul, Minnesota • Edmonton, Canada • Faridabad, India • Grimsby, United Kingdom • Singapore • Tarragona, Spain Lamons Market Global Market Follow global customers; Sealing Global. Servicing Local. North America South America Middle/ Far East Europe North America Middle/Far East Europe South America Africa Per management estimates

26 KEY Exxon Chevron BP Shell Phillips 66 Tesoro LyondellBasell Dow Beaumont Bellingham Ft. Erie Sarnia Freeport Salt Lake Boothwyn Joliet Martinez Rancho New Orleans Baton Rouge Lake Charles Houston = Lamons Branch Expansion Edmonton St. Paul Midland

Global Expansion



Sweden
Finland
Norway
Estonia
Latvia
Lithuania
United Kingdom
Rotterdam
Ireland
Poland
Belarus
Germany
Czech Republic
Ukraine
Slovakia
Austria
France
Switz
Hungary
Romania
Italy
Croatia
Bulgaria
Tarragona
Portugal
Spain
Albania
Greece
Turkey
KEY
Exxon
Chevron
BP
Shell
Phillips 66
LyondellBasell
Dow
Valero
= Lamons

TriMas Corporation

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28 KEY Exxon Chevron BP Shell Dow Phillips 66 Zhangjiagang Hangzhou Global Expansion = Lamons Singapore Faridabad

Additional Opportunities – Brazil • Current market estimated: • Gaskets: $75 million • Bolts: $80 million • Petrobras plans to spend approximately $225 billion between 2011 and 2015; 57% in exploration and production • 50 new drilling rigs and 50 FPSO to be built between 2011- 2020 • 400,000 barrels per day (bpd) of refining will be added from 2011 to 2015, with another 1,065,000 bpd between 2016 and 2020 • Many U.S. customers already in Brazil 29 Opportunity to replicate North American branch strategy in Brazil. Source: Management estimates and Petrobras webcasted presentation dated 7-26-11

Brazil Opportunity 30 KEY Petrobras: Current Refineries Future Refineries Braskem Dow Major Cities Manaus Recife Salvador

Engineered Products Opportunity • Upgrade customers to highly-engineered products • Refinery market • WRI-LP gaskets • Offshore/upstream market • Inhibitor gaskets • All customers • Intelligent bolt 31 Engineered products tend to have higher margins.

Specialty Bolts Opportunity • Increase specialty bolt volumes and market share • Continue to leverage acquisition of South Texas Bolt & Fitting • Further product expansion in North America 32 STBF –related bolt revenue has more than doubled since time of acquisition. More opportunities in the future.

Key Messages 33 • Experts at manufacturing and distributing specialty gaskets and bolts • Local manufacturing and quick delivery model provides competitive advantage • Replicate U.S. branch strategy to serve major customers globally • Product expansion underway • Pursue bolt-on acquisitions to supplement organic growth

Arrow Engine Company Len Turner, President

Key Messages 35 Packaging Engineered Components Energy Aerospace & Defense Cequent Asia Pacific Cequent North America TriMas Overview % of 2011 Revenue % of 2011 Operating Profit • Proven track record of rapid growth in new products – continue to add well-site content • Product diversification decreases cyclicality • Positive market trends: – Shift toward natural gas usage – Increased oil drilling activity – Increases in liquid-rich shale drilling % of 2011 Revenue

Recent History 36 2007 2008 2009 2010 2011 Revenue Arrow Revenue Trends • Cyclical business, but new product growth has provided diversification into new areas • Rapid new product expansion in well-site content has more than offset impact from natural gas price declines • Product mix of more oil than natural gas related products has helped fuel sales growth Product diversification is offsetting some of the normal cyclicality.

• Founded in 1955 as a replacement parts supplier for oilfield engines • Current management team in place since late 2000 • Added compressor products in 2007 • Bought gas products capability in 2008 • Established electronics/emissions division in 2010 Arrow Overview Arrow has added to its product portfolio of additional well site content over time. 37

Pump Jack Power Compression Gas Production Equipment and Meter Runs U.S. Canada Mexico Other Oil Natural Gas 2012 Estimated Revenue by: End Market Geography Oil and Gas Estimated Revenue and Sales Arrow has a large share in focused markets. 38 Per management estimates

C-Series Single Cylinder Engines • Designed for pump jack power • Fueled by natural gas from the well • Heavy-duty – Made to withstand years of use VR Multi-Cylinder Engines • Gas compression • Pump jack power Core Products Arrow core products consist of engines and replacement parts. 39

Engine Parts • For Arrow OEM engines • Replacement parts for other manufacturers’ engines Chemical Pumps Core Products Arrow continues to advance its legacy products to stay on top of industry trends. 40

Compression Products • VR Compressors (125 - 275 Hp) for production of oil and natural gas from a well • CNG Compressor Systems for vehicle refueling • New compressor packaging facility for assembling full compressor packages • New small Hp compressor (<50 Hp) for vapor recovery (emissions) New Products 41

Oil and Gas Production Equipment and Gas Measurement Equipment New Products 42

Engine and Compressor Electronic Components • For engine controls and emissions New Products 43

Oil and Natural Gas Well-Site Animation 44

45

2007 2008 2009 2010 2011 New Products Sales Growth Growth has been fueled by new product development efforts. 46 New Product Sales

2007 2008 2009 2010 2011 New Products Sales Growth Growth has been fueled by new product development efforts. 47 New Product Sales Source: Spears Research Report

2007 2008 2009 2010 2011 New Products Sales Growth New product sales outpaced growth in rig counts. 48 New Product Sales Growth CAGR of 56%

Mid-2000s Product Breakout as % of Sales Product Expansion Summary 49 Engines Chemical Pumps Engine Parts Core Products: During mid-2000, core products consisted of three main product groups. Per management estimates

2011 Product Breakout as % of Sales Mid-2000s Product Breakout as % of Sales Product Expansion Summary 50 Engines Chemical Pumps Engine Parts Core Products: Core Products New Engine models Non-OEM engine parts Compressors Gas Production Equipment Compressor Packaging Electronics Meter runs Per management estimates By 2011, Arrow was a very different looking company.

2011 Product Breakout as % of Sales Estimated 2015 Product Breakout as % of Sales Mid-2000s Product Breakout as % of Sales Core Products New Engine models Non-OEM engine parts Compressors Gas Production Equipment Compressor Packaging Electronics Meter runs Growth fueled by new products and new applications in 2015; approximately 50% of sales is expected to be from newer products. Product Expansion Summary 51 Engines Chemical Pumps Engine Parts Core Products: Core Products New Engine models Non-OEM engine parts Compressors Gas Production Equipment Compressor Packaging Electronics Meter runs Per management estimates

Near-term • Oil drilling where Arrow has higher well content is expected to be up over the next few years • Canada will also be strong – expected increase in oil drilling • Continued expansion of well completion equipment will fuel continued growth U.S. Oil Production 2005-2017 Positive Market Trends New product introductions and ability to capitalize on market trends will drive growth at Arrow. 52

Longer-term • Expanding shale drilling where more production equipment is needed earlier in the wells’ life cycle • Tightening environmental standards will lead to additional well content (engine controls and scavenging compressors) • CNG vehicle growth is a potential upside for Arrow Positive Market Trends New product introductions and ability to capitalize on market trends will drive growth at Arrow. 53

Key Messages 54 • Proven track record of rapid growth in new products – continue to add well-site content • Product diversification decreases cyclicality • Positive market trends: – Shift toward natural gas usage – Increased oil drilling activity – Increases in liquid-rich shale drilling

Break and Q & A

Rieke Packaging Systems Lynn Brooks, President

Key Messages • Maintain leading market share in industrial products for North America and Europe • Protect our technology—majority of revenue is IP-protected • Grow revenue of specialty dispensing and closure systems • Continue geographic expansion • Leverage strategic bolt-on acquisitions 57 Packaging Engineered Components Energy Aerospace & Defense Cequent Asia Pacific Cequent North America % of 2011 Revenue % of 2011 Operating Profit TriMas Overview

Recent History


Net Sales &
Operating Profit Margins(1)
$161
$145
$171
$185
19.9%
23.2%
28.5%
25.9%
2008
2009
2010
2011
Net Sales
(dollars in millions)

- Enhanced specialty dispensing and closure systems product offering through product development and recent bolt-on acquisitions
- Launched sales efforts in emerging markets
- Continued productivity efforts and lean initiatives
- Continued to leverage flexible manufacturing footprint – adding regional manufacturing

Consistent profitability despite economy; focus on specialty systems in growing end markets paying-off.

TriMas Corporation

(1) Operating profit margin excludes "Special Items." "Special Items" for each period are provided in the Appendix.

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Product Overview • Diverse products designed to enhance customers’ ability to store, transport, process and dispense 59

Packaging Segment Dynamics: • Industrial product growth at GDP • Dispensing/delivery system growth is 2-4 times industrial growth rate • Much larger market size in dispensing • Dispensing market is fragmented with more “individualized” requirements (not a standard) • Margins will be similar over time • Geographic expansion 2008 Revenue Chemicals Paints/Solvents Petroleum Pharma/Food/Personal Care Other 2012 Revenue Estimate Chemicals Paints Petroleum Pharma/Food/Personal Care/Neutraceutical Other 60 Significant opportunities for growth through product extension and geographic expansion. Per management estimates 5 Year Evolution

Rieke Differentiation • Customized solution – focus on customer needs and application versus “one size fits all” • Intellectual property • Significant technical support and engineering • Speed and delivery advantages – start to finish time • Broader geographic presence 61 Rieke’s technical support and engineering capabilities solve customer application problems.

62 Working with global customers to provide unique product solutions. Key Customer Base

Production Sites Sales/Warehouses Circle = New Since 2010 Geographic Footprint Rieke is a global business and will continue to expand geographic coverage. 63

Innovative Molding - Rohnert Park, California • Completed August 2011 • Internal threaded plastic closures for the food and neutraceutical markets • Reasons for acquisition: – Five-year growth rate approx. 15% per year – Regional player—customers want manufacturing capabilities east of the Rockies – Latin America opportunities • Synergies – Food market – Geographic production opportunities – Rieke materials knowledge – COSTCO 64 Expanding our product portfolio to better meet our customers’ needs. Recent Acquisitions

Arminak & Associates - Azusa, California • Completed February 2012 • Dispensing and delivery systems • Primarily North American revenue • Reasons for acquisition: – Expanded product lines – Excellent sales and business development – Large customer base – Speed to market • Synergies: – Rieke manufacturing capability – International – Additional product development personnel 65 Providing customers innovative solutions, speed to market and breadth of products. Recent Acquisitions

• No significant difference between industrial closures and specialty systems – Pricing elasticity – Low-cost production via China and/or full automation – Technical design advantages – Transfer raw material specs at Innovative – Complete automation projects at Innovative and Arminak – Arminak – third party suppliers; international freight opportunities • How? – Consistent cost efficiencies – Technical capabilities and speed to market wins new business at good margins 66 Continued focus on growth with opportunities for margin improvement. Margin Performance

• Maintain market share in industrial base • Expand geographic footprint of Innovative product line • Provide regional manufacturing to service major customer requirements • Focus on growth opportunities in dispensing and delivery systems – Expanded product lines now available – Project list still significant - “differentiate” • Expand geographically (customer led) • Pursue bolt-on acquisitions focused on companies located in North America, Europe and Asia (technology is in Europe) • Create/maintain IP protection or other barriers to entry 67 Significant growth opportunities in specialty systems and geographic expansion. Strategy Moving Forward

Key Messages 68 • Maintain leading market share in industrial products for North America and Europe • Protect our technology—majority of revenue is IP-protected • Grow revenue of specialty dispensing and closure systems • Continue geographic expansion • Leverage strategic bolt-on acquisitions

Monogram Aerospace Fasteners David Adler, President

Key Messages 70 TriMas Overview Packaging Engineered Components Energy Aerospace & Defense Cequent Asia Pacific % of 2011 Revenue % of 2011 Operating Profit Cequent North America Monogram is positioned for revenue and earnings growth due to: • Unique offering • Increased content on composite aircraft • Trends toward robotic assembly and one-sided installation • Preferred supplier relationships • Innovation of new products and processes • Global network

Recent History • 2012 revenue estimates back to peak levels – backlog at 5-year high • Margins climbing back while investing in future growth ̶ Doubled the number of R&D engineers ̶ Increased emphasis on innovation ̶ Invested capital to grow business and improve service to customers • Improved customer relationships • Positive customer feedback regarding one of the lowest cycle times in the industry • Launched lean and productivity initiatives 71 2008 2009 2010 2011 2012 Estimate Revenue Operating Profit Monogram Revenue and Operating Profit Trends Excluding Special Items Recent investments in growth and productivity are paying off.

Aerospace Market

Aircraft Production Value Breakdown
2011 Market ~$130B



OEM final assembly
~$35B
Interiors
~$5B
Aeroengines
~$25B
Aerostructures
~$40B
MONOGRAM
AEROSPACE
FASTENERS
Aircraft systems, avionics &
defense electronics
~$25B

Source: ICF International

Plenty of opportunity in a large growing market.

TRIMAS CORPORATION

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73 Aerospace Market Market Share – Top Two Suppliers Source: ICF International 0% 20% 40% 60% 80% 100% Aerostructures Flight Controls Avionics & Defense Electronics Environmental Control Systems Wheels & Brakes Electrical Power & Distribution Nacelles & Thrust Reversers Engines Interiors Landing Gear APU Supplier 1 Supplier 2 Other Suppliers Fragmented market affords Monogram the opportunity to increase product applications, compete with high margins and consider potential acquisitions. Auxiliary Power Units AEROSTRUCTURES % of Market Supplied

74 Monogram’s Unique Offering • Highly engineered and superior products • Long development cycles • Experienced team focused on product development and continuous improvement • Reputation for quality and consistent lead times • Blind bolts are preferred approach for automated aircraft assembly and one-sided installations In addition to product differentiation, intellectual property, long development cycles and a long specification process create barriers to entry.

75 Increased Content on Composite Aircraft Legacy Aircraft • 767 $30K • A330 $25K • A320 $20K • 737 $20K • G5 $10K Composite Aircraft Designs • 787 $200K • A350 $160K • A320NEO $35K • 737MAX $40K • A380 $200K • G650 $20K • Bell 525 TBD • KC 390 TBD Examples per management estimates Monogram expects to have significantly more content on several newer, composite aircraft programs compared to legacy programs. Approximate Monogram Content per Airframe

Trends – Robotic Assembly and One-sided Installation • Industry trends toward robotic assembly and one-sided fastener installation • Customer benefits include: – Reduced airframe assembly labor costs – Improvement in assembly throughput – Elimination of assembly variability • Blind bolts are inherently easier to adapt and better suited to automation than two-piece fastening systems Monogram has partnered with top integrators in promotion and supply of automated fastening systems. 76

77 Preferred Supplier Partnerships with Customers Monogram provides superior quality and consistent lead times to ensure positive customer feedback. Large Commercial Regional Business Military Sales by Aircraft Type Based on 2011 management estimates Key Customers

78 Leader in automated processes for fastener assembly and secondary operations with impressive lead times and repeatable quality. Preferred Supplier Partnerships with Customers Monogram’s internal robotic assembly process and tooling enhancements create an advantage with customers

79 Product Innovation Overview Category Estimated Market Size Approximate Market Share Market Trend Blind Bolts (Threaded & Pull Type) $200 million 25% Temporary Clamps $12 million 40% Titanium Screws $450 million <1% Collars $180 million <1% Honeycomb Pins $5 million 75% Monogram’s Position in the Market Place Monogram works with customers to provide additional product solutions. Sales by Product Blind Bolts Temporary Clamps Honeycomb Pins Titanium Screws Collars Based on 2011 management estimates

Product Innovation - Blind Bolt Opportunities

Category	Market Size	Our Market Share	Market Trend
Blind Bolts (Threaded & Pull Type)	$200 million	25%	⬆

Typical Applications



Nacelles
Flap Tracks
Vertical Tail Plane
Rudders
Horizontal Tail Plane

- Develop OEM customer specific applications for new products
- Partner with customers and automation companies to reduce costs and maintain delivery schedules
- Complete proprietary fastener development
- Products include:
  - **Composi-Lok®3** - eliminates secondary shaving task
  - **Composi-Lite™** - reduces aircraft weight
  - **SuperFlush™** - cosmetic/aesthetic recess-free design for fuselage join
  - **OSI-Bolt®** - can replace 95 KSI pin and collar systems (one-sided installation)
  - **Radial-Lok®** - unique radial expansion fastener for fatigue improvement and lightning strike resistance
  - **Visu-Lok®** - for metal aircraft structures
  - **Mechani-Lok™** - replaces 95 KSI bolts in engine inlets

TriMas Corporation

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Product Innovation - Temporary Fastener Opportunities

Category	Market Size	Our Market Share	Market Trend
Temporary Clamps	$12 million	40%	⬆

- Manufacture in low cost country
- Work with automation companies so OEMs can install temporary fasteners by automation
- Products include:
  - **Wedgelock** - market leader for temporary fasteners that provide clamping during aircraft assembly
  - **DAD Bolt** - new product geared towards automation and composite aircrafts should drive additional share
    - Designed for extremely high clamp loads
    - Provides wide bearing footprint for composite
    - First production parts shipped to Airbus in April for first A350 wing assembly




DAD-BOLT™

TRIMAS CORPORATION

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82 Product Innovation - Titanium Screw Opportunities • Manufacture titanium (higher margin) screws in a low cost country • Improve manufacturing methods, lead times and delivery • Standard product; many competitors in low-end alloys and stainless steels • Alcoa and Precision Castpart Corporation have the majority of titanium screw market share today Category Market Size Our Market Share Market Trend Titanium Screws $450 million <1%

83 Product Innovation - Collar Opportunities • Utilize new facility in Arizona for collars – slated to open summer 2012 • Allows California facility to focus on blind bolts – improves blind bolt output • Use proprietary, simplified manufacturing processes reducing manufacturing costs and lead times • Standard product supplied by Alcoa, Lisi and Precision Castpart Corporation Category Market Size Our Market Share Market Trend Collars $180 million <1%

84 Product Innovation – Honeycomb Pin Opportunities • Productivity opportunity, while maintaining market share of mature product • Reduce cost by eliminating operations • Maintain short lead times and superior on time delivery • Largest customers: Goodrich (UTC), MRAS, Spirit and Aircelle (Safran) Category Market Size Our Market Share Market Trend Honeycomb Pins $5 million 73%

Global Network 85 Monogram is positioned to serve new and emerging markets by leveraging sales and engineering networks. Existing sales/ marketing support Newer sales/ marketing support Partner with Embraer Partner with Airbus Opened sales and marketing office in 2011

Key Messages 86 Monogram is positioned for revenue and earnings growth due to: • Unique offering • Increased content on composite aircraft • Trends toward robotic assembly and one-sided installation • Preferred supplier relationships • Innovation of new products and processes • Global network

Break and Q & A

Cequent Asia Pacific and Africa Carl Bizon, President

Key Messages 89 Packaging Engineered Components Energy Aerospace & Defense TriMas Overview % of 2011 Revenue % of 2011 Operating Profit Cequent North America Cequent Asia Pacific • Leader in towing systems for the Australian market • Growth opportunities: – Regional customers in new geographies – Existing customers in adjacent products – Existing products in new geographies • Consolidating two facilities into a state of the art production facility in Australia

Recent History • Significant new sales awards – sales CAGR of 21% in since 2009 • Developed new major product line in tubular accessories – providing an accelerant for growth • Developed and executed growth plans into the emerging markets of Asia and South Africa • Positive mix shift to SUVs - away from passenger vehicles • Improved utilization of low cost country manufacturing footprint in Thailand – leading to improved margins 90 Revenue Trends $64 $76 $94 2009 2010 2011 Revenue Track record of revenue growth despite recent natural disasters in region. (dollars in millions)

Products 91 Unique product offering provides opportunities for growth.

Differentiation 92 • Leading supplier of towing systems, brand strength and reputation • Broad product offering – product and distribution innovation • National distribution channels • Design and innovation capability – superior engineering and design support in quality critical applications • Flexible manufacturing footprint – continue to evolve • Market leading technology • Track record of quality Unique position in the marketplace creates opportunities.

Growth Opportunities • Expansion into new geographies provides growth • OE customers desire for consolidated supply and development protocols • Provides new markets for our industry leading brands • Drive share growth in traditional markets and with known customers – while still expanding margins • Significant growth opportunities in adjacent products – customers see value in total offer 93 Significant opportunities to increase revenue and margins.

Regional Market View Exisiting Customer Regional Sourcing Office Cequent Asia Pacific Production/ Warehouse Sales Isuzu Subaru Ford Ford GM Toyota Ford OEM Toyota OEM Isuzu OEM Mitsubishi OEM Nissan OEM Toyota OEM Volkswagen OEM GM OEM Ford OEM Opportunities to grow with global customers. 94

Projected Emerging Market Growth By 2015, approximately one third of sales expected to be outside Australia. 2007 2012 Estimate 2015 Estimate Based on management estimates Australia Emerging Markets 95 Revenue

Expansion in Asia • Established in 2006, Thailand has provided base level capacity at low cost – now becoming the major supply source for our region • Securing local business was slow initially – leveraging of existing customer relationships into new business delivered both growth and pathways into new adjacent product categories • Products made in Thailand are delivered on vehicles in more than 100 different countries • Facilitated sales into Asia, South America and South Africa 96 Presence in Thailand evolves to include in-country sales efforts, as well as regional low cost country manufacturing.

Plant Consolidation • Recently completed migration from two legacy plants in Melbourne to a new purpose built facility • Investment in state of the art metal cutting and fabrication equipment • Installation of market leading coating technology – resets benchmark regionally for product type 97 Investments in repeatable technology reinforce reputation of quality.

Key Messages 98 • Leader in towing systems for the Australian market • Growth opportunities: – Regional customers in new geographies – Existing customers in adjacent products – Existing products in new geographies • Consolidating two facilities into a state of the art production facility in Australia

TriMas Value Proposition Mark Zeffiro, CFO

TriMas Value Proposition Growth > End Markets Clear goals, high-performance teams and streamlined processes drive enhanced results. 100 • Multiple projects in all businesses • Geographic • Product • Customer penetration • Acquisitions • Services Stability • Energy • Aerospace • Industrial • Consumer • Agricultural • Geographic diversity • Customer diversity Funds Growth & Margin Expansion • Rationalization • Optimization of global supply chain • Lean initiatives and kaizen events • Best cost position • Purchasing & manufacturing efficiencies • Non-operational efficiencies • Earnings growth > sales growth • Strong cash flow dynamics • Deleverage • Increased return on capital Balanced Portfolio Productivity Growth Opportunities Increased Enterprise Value

101 Balanced Portfolio Productivity Growth Opportunities Increased Enterprise Value • Combination of long and short cycle businesses • Diverse, blue-chip customer base – no customer with significant level of total company sales • Increasing exposure to new and emerging markets, while maintaining share in existing markets • Opportunities to leverage global footprint • Focused markets with good secular momentum Diverse end markets, customers and geographies provide stability.

102 Balanced Portfolio Productivity Growth Opportunities Increased Enterprise Value • 3%+ total gross cost productivity in 2012 plans • Global sourcing group expanding in Mexico, Brazil and India • Lean initiatives embraced across the businesses • Productivity initiatives and kaizen events taking place in all functions • Recent emphasis on new high-efficiency machinery • Ongoing restructuring to ensure best cost producer status • Continuing to expand flexible, low-cost manufacturing footprint Productivity savings will fund growth and expand margins.

Balanced Portfolio ✖ Productivity ✖ Growth Opportunities = Increased Enterprise Value

Productivity Maturity Curve


Global Sourcing Initiatives
• Aggregate Spend
• Expanding Global Opportunities
• Supplier Development
• Strategic Sourcing
Benefits
TriMas in 2009
Game Changing Strategies
Game Changing Strategies
• VA / VE
• Lean Manufacturing
• Six Sigma
• Strategic Partnering

TriMas has a wide range of productivity opportunities.

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Balanced Portfolio ✖ Productivity ✖ Growth Opportunities = Increased Enterprise Value

Productivity Maturity Curve


Global Sourcing Initiatives
• Aggregate Spend
• Expanding Global Opportunities
• Supplier Development
• Strategic Sourcing
TriMas in 2012
Game Changing Strategies
Game Changing Strategies
• VA / VE
• Lean Manufacturing
• Six Sigma
• Strategic Partnering
Benefits

TriMas has a wide range of productivity opportunities.

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• Defined & deployed the TriMas Operating System • Multiple teams actively working on value-stream mapping • Standardized problem solving methodology and KPI’s across the company (safety, quality, delivery and cost measures) • Recent Lean examples: • Lamons – Bolt Assembly Cell • Significant reduction in lead times (days to < 1 day), material handling (56 touches to 14) and floor space (>33% less space) • Significant increases in throughput and productivity • Innovative Molding • Limiting tooling setups and increasing product throughput 105 Balanced Portfolio Productivity Growth Opportunities Increased Enterprise Value TriMas has a wide range of productivity opportunities.

Non-Operational Efficiencies • Lower interest rates • Continue deleveraging • Tax rate efficiency • Drive corporate efficiency and leverage infrastructure • Improve deployment of cash 106 Balanced Portfolio Productivity Growth Opportunities Increased Enterprise Value $10+ million in opportunities targeted; provides additional levers to improve EPS.

$74 $79 $309 $384 $145 $185 $64 $94 $112 $167 $73 $175 $777 $1,084 $0 $200 $400 $600 $800 $1,000 $1,200 2009 2011 Strong growth through market share gains, product innovation, geographic expansion, acquisitions and increased end market demand. 107 Growth by Segment Future Growth Opportunities • New specialty dispensing/closure products for consumer applications • Growth in Asian markets • Recent bolt-on acquisition synergies • New branch ramp-up • Opportunities in Brazil • Expanding product range for composite aircraft applications • Global sales expansion, including Asia • New cylinder applications and exports • Expanded well-site content • Natural gas compressor packaging and shale field opportunities • OEM wins for engineered, heavy duty trailer products • Thailand-based automotive OEM wins 3% Engineered Components Energy Cequent Asia Pacific Packaging Cequent North America Aerospace & Defense Segment 2009-2011 CAGR % Balanced Portfolio Productivity Growth Opportunities Increased Enterprise Value ($ in millions)

Balanced Portfolio ✖ Productivity ✖ Growth Opportunities = Increased Enterprise Value

Recent Selected Acquisition History

Date	Target	Acquisition Price ($mm)	Est. Annual Sales ($mm)	Segment	Description
Feb-12	Arminak & Associates	$67	$60	Packaging	• Designer and distributor of specialty dispensing products for cosmetic, personal care and household product markets
Aug-11	Innovative Molding	$27	$28	Packaging	• Designer and manufacturer of plastic closures for bottles and jars for the food and nutrition industries
Oct-10	STBF Inc	$18	$15	Energy	• Manufacturer and distributor of customized bolts, industrial fasteners and specialty products for oilfield and industrial markets
Jun-10	Taylor-Wharton	$11	$17	Engineered Components	• Manufacturer of acetylene, high pressure and specialty cylinders

Since 2009, TriMas has successfully acquired and integrated numerous "bolt-on" acquisitions.

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• Disciplined process to evaluate and execute bolt-on acquisitions • Target identification often driven by business leader • Target criteria: • Supplement our existing product lines • Expand market or geographic coverage • Gain access to or expand additional distribution channels • Realize revenue as well as cost synergies • Avoid bid process • EPS accretive in first year 109 Robust pipeline of bolt-on acquisitions; disciplined approach to evaluate and execute. Packaging Energy Aerospace Balanced Portfolio Productivity Growth Opportunities Increased Enterprise Value Opportunistic

110 Bolt-on acquisitions create value through effective buying, fast integration, pre-identified synergies and aligned incentive systems. Balanced Portfolio Productivity Growth Opportunities Increased Enterprise Value • Revenue synergies achieved quickly • Manufacturing footprint leverage • Purchasing synergies • Apply lean principles ~ 6x $- $10 $20 $30 $40 $50 $60 $70 Acquired LTM EBITDA Year 1 Year 2 Year 3 Es tim at ed EBIT D A Management estimates an average 6 times LTM EBITDA multiple paid upon acquisition, which decreases each year as synergies are realized Arminak STBF Innovative TW Huntsville

Execution of strategic initiatives will drive additional value. 111 Balanced Portfolio Productivity Growth Opportunities Increased Enterprise Value 2009 - 2011 Sales(1) CAGR 18% EPS(1) CAGR 94% Deleverage To 2.67x Return on Capital(2) Up ~750 bps Market Cap(3) Up almost $600M (1) From continuing operations, excluding Special Items. Special Items for each period are provided in the Appendix. (2) Return on Capital is calculated as operating profit, excluding Special Items and after taxes, divided by the sum of the book value of debt and equity less cash on hand. (3) Market cap was approximately $46.4 million on 12/31/08 and $621.3 million on 12/31/11. Following our equity offering in May 2012, our market cap was approximately $810.4 million on 5/11/12.

TriMas Value Proposition Growth > End Markets Clear goals, high-performance teams and streamlined processes drive enhanced results. 112 • Multiple projects in all businesses • Geographic • Product • Customer penetration • Acquisitions • Services Stability • Energy • Aerospace • Industrial • Consumer • Agricultural • Geographic diversity • Customer diversity Funds Growth & Margin Expansion • Rationalization • Optimization of global supply chain • Lean initiatives and kaizen events • Best cost position • Purchasing & manufacturing efficiencies • Non-operational efficiencies • Earnings growth > sales growth • Strong cash flow dynamics • Deleverage • Increased return on capital Balanced Portfolio Productivity Growth Opportunities Increased Enterprise Value

Questions and Answers All

Closing Dave Wathen, TriMas President and CEO

115 TriMas Key Messages • Highly-engineered products serving defensible, focused markets • TriMas Operating Model is working well and delivering results • Continuous productivity improvements fund growth initiatives and margin expansion • Significant opportunities for organic growth and bolt-on acquisitions • Business units managed by experienced leaders and industry experts • Multiple levers to drive EPS growth and enhance stakeholder value

TriMas Investor & Analyst Day Presentation NASDAQ MarketSite May 16, 2012 NASDAQ • TRS

Appendix

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

(unaudited - dollars in thousands, except per share amounts)

	Twelve months ended December 31,			Three months ended March 31,	
	2011	2010	2009	2012	2011
Income from continuing operations, as reported	$ 50,810	$ 38,930	$ 12,440	$ 12,250	$ 10,690
Less: Net loss attributable to noncontrolling interests	-	-	-	(240)	-
Income from continuing operations attributable to TriMas Corporation	50,810	38,930	12,440	12,490	10,690
After-tax impact of Special Items to consider in evaluating quality of income and EPS from continuing operations:					
Severance and business restructuring costs	320	-	13,180	1,120	-
Tax restructuring	1,250	-	-	-	-
(Gain) loss on debt extinguishment	2,460	-	(11,190)	-	-
Excluding Special Items, income from continuing operations attributable to TriMas Corporation would have been	$ 54,840	$ 38,930	$ 14,430	$ 13,610	$ 10,690

	Twelve months ended December 31,			Three months ended March 31,	
	2011	2010	2009	2012	2011
Diluted earnings per share from continuing operations attributable to TriMas Corporation, as reported	$ 1.46	$ 1.13	$ 0.36	$ 0.36	$ 0.31
After-tax impact of Special Items to consider in evaluating quality of income and EPS from continuing operations:					
Severance and business restructuring costs	0.01	-	0.39	0.03	-
Tax restructuring	0.04	-	-	-	-
(Gain) loss on debt extinguishment	0.07	-	(0.33)	-	-
Excluding Special Items, EPS from continuing operations attributable to TriMas Corporation would have been	$ 1.58	$ 1.13	$ 0.42	$ 0.39	$ 0.31
Weighted-average diluted shares outstanding for the twelve months ended December 31, 2011, 2010, and 2009, respectively, and for the three months ended March 31, 2012 and 2011, respectively	34,779,693	34,435,245	33,892,170	35,027,899	34,599,076

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Company and Business Segment Financial Information – Cont. Ops

(Unaudited, dollars in thousands)

	Twelve months ended December 31,			Three months ended March 31,	
	2011	2010	2009	2012	2011
Packaging					
Net sales	$ 185,240	$ 171,170	$ 145,060	$ 54,310	$ 43,900
Operating profit	$ 48,060	$ 48,710	$ 33,050	$ 9,890	$ 11,830
Special Items to consider in evaluating operating profit:					
- Severance and business restructuring costs	$ -	$ -	$ 590	$ -	$ -
Excluding Special Items, operating profit would have been:	$ 48,060	$ 48,710	$ 33,640	$ 9,890	$ 11,830
Operating margin excluding special items	*25.9%*	*28.5%*	*23.2%*	*18.2%*	*26.9%*
Energy					
Net sales	$ 166,780	$ 129,100	$ 111,520	$ 50,590	$ 40,950
Operating profit	$ 19,740	$ 14,700	$ 11,140	$ 6,390	$ 5,340
Special Items to consider in evaluating operating profit:					
- Severance and business restructuring costs	$ -	$ -	$ 470	$ -	$ -
Excluding Special Items, operating profit would have been:	$ 19,740	$ 14,700	$ 11,610	$ 6,390	$ 5,340
Operating margin excluding special items	*11.8%*	*11.4%*	*10.4%*	*12.6%*	*13.0%*
Aerospace & Defense					
Net sales	$ 78,590	$ 73,930	$ 74,420	$ 17,860	$ 18,500
Operating profit	$ 18,640	$ 18,090	$ 21,770	$ 4,860	$ 3,720
Special Items to consider in evaluating operating profit:					
- Severance and business restructuring costs	$ -	$ -	$ 180	$ -	$ -
Excluding Special Items, operating profit would have been:	$ 18,640	$ 18,090	$ 21,950	$ 4,860	$ 3,720
Operating margin excluding special items	*23.7%*	*24.5%*	*29.5%*	*27.2%*	*20.1%*
Engineered Components					
Net sales	$ 175,350	$ 113,000	$ 73,100	$ 49,680	$ 37,000
Operating profit	$ 27,620	$ 12,660	$ 4,190	$ 7,710	$ 4,650
Special Items to consider in evaluating operating profit:					
- Severance and business restructuring costs	$ -	$ -	$ 190	$ -	$ -
Excluding Special Items, operating profit would have been:	$ 27,620	$ 12,660	$ 4,380	$ 7,710	$ 4,650
Operating margin excluding special items	*15.8%*	*11.2%*	*6.0%*	*15.5%*	*12.6%*
Cequent Asia Pacific					
Net sales	$ 94,290	$ 75,990	$ 63,930	$ 28,200	$ 19,810
Operating profit	$ 13,900	$ 12,050	$ 7,990	$ 3,040	$ 2,530
Special Items to consider in evaluating operating profit:					
- Severance and business restructuring costs	$ -	$ -	$ 270	$ 720	$ -
Excluding Special Items, operating profit would have been:	$ 13,900	$ 12,050	$ 8,260	$ 3,760	$ 2,530
Operating margin excluding special items	*14.7%*	*15.9%*	*12.9%*	*13.3%*	*12.8%*

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Company and Business Segment Financial Information – Cont. Ops (cont.) 120 (Unaudited, dollars in thousands) Cequent North America Net sales 383,710$ 339,270$ 309,020$ 96,930$ 98,400$ Operating profit (loss) 32,730$ 27,840$ (3,160)$ 4,160$ 6,680$ Special Items to consider in evaluating operating profit (loss): - Severance and business restructuring costs 520$ -$ 13,820$ 950$ -$ Excluding Special Items, operating profit would have been: 33,250$ 27,840$ 10,660$ 5,110$ 6,680$ Operating margin excluding special items 8.7% 8.2% 3.4% 5.3% 6.8% Total Reportable Segments Net sales 1,083,960$ 902,460$ 777,050$ 297,570$ 258,560$ Operating profit 160,690$ 134,050$ 74,980$ 36,050$ 34,750$ Special Items to consider in evaluating operating profit: - Severance and business restructuring costs 520$ -$ 15,520$ 1,670$ -$ Excluding Special Items, operating profit would have been: 161,210$ 134,050$ 90,500$ 37,720$ 34,750$ Operating margin excluding special items 14.9% 14.9% 11.6% 12.7% 13.4% Corporate Expenses Operating loss (29,370)$ (24,710)$ (25,480)$ (7,310)$ (6,400)$ Special Items to consider in evaluating operating loss: - Severance and business restructuring costs -$ -$ 5,830$ -$ -$ Excluding Special Items, operating loss would have been: (29,370)$ (24,710)$ (19,650)$ (7,310)$ (6,400)$ Total Company Net sales 1,083,960$ 902,460$ 777,050$ 297,570$ 258,560$ Operating profit 131,320$ 109,340$ 49,500$ 28,740$ 28,350$ Total Special Items to consider in evaluating operating profit: 520$ -$ 21,350$ 1,670$ -$ Excluding Special Items, operating profit would have been: 131,840$ 109,340$ 70,850$ 30,410$ 28,350$ Operating margin excluding special items 12.2% 12.1% 9.1% 10.2% 11.0% Three months ended 2011 2010 2009 2012 2011 March 31,December 31, Twelve months ended